                                                                  Exhibit (g)(5)

                         AMENDMENT TO CUSTODY AGREEMENT

     This is an amendment (the "Amendment") to the Custody Agreement dated November 15, 2000 (the "Agreement") entered into between The Bank of New York and Calamos Investment Trust.

     In consideration of the mutual agreements and covenants contained herein, the parties agree to the following amendments to the Agreement:

          (1) Schedule II of the Agreement is hereby deleted and replaced with the attached Schedule II; and

          (2) All other terms of the Agreement shall remain in full force and effect. If the terms of the Agreement and this Amendment conflict, then the terms of the Amendment shall control.

     This Amendment shall be effective as of May 8, 2007.

CALAMOS INVESTMENT TRUST                THE BANK OF NEW YORK


By: /s/ James S. Hamman, Jr.            By: /s/ Bernadette Wholey
    ---------------------------------       ------------------------------------
Name: James S. Hamman, Jr.              Name: Bernadette Wholey
Title: Secretary                        Title: Vice President

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                                   SCHEDULE II

                            CALAMOS INVESTMENT TRUST

                            CALAMOS CONVERTIBLE FUND
                        CALAMOS GROWTH AND INCOME FUND(1)
                      CALAMOS MARKET NEUTRAL INCOME FUND(2)
                               CALAMOS GROWTH FUND
                    CALAMOS GLOBAL GROWTH AND INCOME FUND(3)
                             CALAMOS HIGH YIELD FUND
                              CALAMOS VALUE FUND(4)
                             CALAMOS BLUE CHIP FUND
                        CALAMOS INTERNATIONAL GROWTH FUND
                           CALAMOS MULTI-FUND BLEND(5)
                           CALAMOS GLOBAL EQUITY FUND
                      CALAMOS GOVERNMENT MONEY MARKET FUND

                                   ----------

(1) On April 1, 2003, Calamos Convertible Growth and Income Fund changed its name to Calamos Growth and Income Fund.

(2) On December 31, 2005, Calamos Market Neutral Fund changed its name to Calamos Market Neutral Income Fund.

(3) On April 1, 2003, Calamos Global Convertible Fund changed its name to Calamos Global Growth and Income Fund.

(4) On December 1, 2003, Calamos Mid-Cap Value Fund changed its name to Calamos Value Fund.

(5) On June 22, 2006, Calamos Multi-Fund Equity changed its name to Calamos Multi-Fund Blend.